Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-111998) of MarketWatch.com, Inc. of our report dated March 24, 2004 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

San Francisco, California
March 30, 2004